UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) June 9, 2005

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At the 2005 Annual Meeting of Stockholders of Coinstar, Inc. (“Coinstar”) held on June 9, 2005, the stockholders of Coinstar approved amendments to the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”).

The following three amendments to the 1997 Plan were approved by stockholders:

•	A rollover of the remaining 137,274 shares previously authorized by stockholders for issuance under Coinstar’s Non-Employee Director Plan (the “NED Plan”) to the 1997 Plan. The Board of Directors has terminated the NED Plan and grants to non-employee directors will be made pursuant to a program to be administered under the 1997 Plan.

•	An increase in the number of shares authorized for issuance under the 1997 Plan by an additional 1,000,000 shares. Together with the 137,274 shares noted above, the total shares authorized for issuance under the 1997 Plan was increased from 5,380,000 to 6,517,274 shares.

•	An increase in the limit on the number of shares that can be issued as stock awards under the 1997 Plan from 200,000 shares to 500,000 shares.

Item 9.01 Financial Statement and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix B of the definitive proxy statement filed by Coinstar on April 28, 2005)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ David W. Cole
Date: June 10, 2005		David W. Cole
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix B of the definitive proxy statement filed by Coinstar on April 28, 2005)

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